UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1800 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 19, 2003, we announced a proposed public offering of $135 million in aggregate principal amount of 8¾% Senior Subordinated Notes due 2013. A copy of our press release regarding this event, as well as other exhibits relating to the offering, are being filed with this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated September 19, 2003 by and among Pinnacle Entertainment, Inc., the guarantors named therein and the underwriters name therein.

Exhibit 4.1	Form of Indenture governing the 8¾% Senior Subordinated Notes due 2013 by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.2	Form of Supplemental Indenture by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.3	Form of Senior Subordinated Note due 2013 (included in Exhibit 4.2).

Exhibit 4.4	Form of Notation of Guarantee (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 5.2	Opinion of Schreck Brignone.

Exhibit 5.3	Opinion of Adams and Reese L.L.P.

Exhibit 5.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.

Exhibit 5.5	Opinion of Briol & Associates, PLLC.

Exhibit 12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated September 22, 2003, issued by Pinnacle Entertainment, Inc.

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SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Date: September 24, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated September 19, 2003 by and among Pinnacle Entertainment, Inc., the guarantors named therein and the underwriters name therein.

Exhibit 4.1	Form of Indenture governing the 8¾% Senior Subordinated Notes due 2013 by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.2	Form of Supplemental Indenture by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.3	Form of Senior Subordinated Note due 2013 (included in Exhibit 4.2).

Exhibit 4.4	Form of Notation of Guarantee (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 5.2	Opinion of Schreck Brignone.

Exhibit 5.3	Opinion of Adams and Reese L.L.P.

Exhibit 5.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.

Exhibit 5.5	Opinion of Briol & Associates, PLLC.

Exhibit 12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated September 22, 2003, issued by Pinnacle Entertainment, Inc.

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